Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 of Metalline Mining Company of our reports dated January 13, 2011, relating to our audits of the consolidated financial statements, and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Metalline Mining Company for the year ended October 31, 2010.

/s/ HEIN & ASSOCIATES LLP
HEIN & ASSOCIATES LLP

Denver, Colorado
January 13, 2011